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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  AXIOM INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                  AXIOM INC.
                             4000 Midlantic Drive
                          Mount Laurel, NJ 08054-5476

                             ____________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON WEDNESDAY, MARCH 24, 1999

                             ____________________

     The Annual Meeting of Stockholders (the "Meeting") of Axiom Inc., a Delaware corporation (the "Company"), will be held on Wednesday, March 24, 1999, at 10:00 a.m. (local time), at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 24th Floor, Packard Building, 111 South 15th Street, Philadelphia, Pennsylvania 19102-2678, for the following purposes:

          1. To elect six directors to constitute the full Board of Directors of the Company (the "Board of Directors"), each to hold office subject to the provisions of the Company's Amended and Restated By-Laws (the "Bylaws"), for a term of one year and until their respective successors shall have been duly elected and qualified;

          2. To consider and act upon a proposal to amend Section 2-7 (relating to actions at stockholders meetings generally), Section 3-10 (relating to removal of directors) and Article X (relating to amendments of the by-laws) of the Bylaws to change the affirmative vote required to approve matters coming before meetings of the Company's stockholders (other than the election of directors, who shall be elected by a plurality) from two-thirds of all votes entitled to be cast at such meeting (whether or not holders of such shares are present in person or represented by proxy at the meeting) to a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, or such greater vote as may be required by applicable law;

          3. To consider and act upon a proposal to amend the Company's 1997 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock available for grants under the Plan from 450,000 to 2,000,000;

          4. To consider and act upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to [_____________];

          5. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 1999; and

          6. To transact such other business as may properly come before the Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on February 11, 1999 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Meeting.

     A complete list of the stockholders entitled to vote at the Meeting will be open to the examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least 10 days prior to the Meeting, at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 12/th/ Floor, Packard Building, 111 South 15th Street, Philadelphia, Pennsylvania 19102-2678.

     THE BOARD OF DIRECTORS URGES YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. THE RETURN OF THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                                By Order of the Board of Directors,

                                     Frances Penfold
                                     Secretary

Mount Laurel, New Jersey
February [  ], 1999

                                  AXIOM INC.
                             4000 Midlantic Drive
                          Mount Laurel, NJ 08054-5476

                               _________________

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                           WEDNESDAY, MARCH 24, 1999

                               _________________

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Axiom Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (together with any and all adjournments and postponements, the "Meeting"), which is scheduled to be held on Wednesday, March 24, 1999, at 10:00 a.m. (local time), at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 24/th/ Floor, Packard Building, 111 South 15th Street, Philadelphia, Pennsylvania 19102-2678, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being sent to stockholders on or about February 15, 1999.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers, directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company has retained the services of StockTrans, Inc. as the Company's proxy solicitation agent for the Meeting, at a cost of approximately $2,500, which will be borne by the Company. The Company also will request banks, brokers and other custodians, nominees and fiduciaries to solicit proxies from beneficial owners, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

     The Company's annual report to stockholders for the fiscal year ended September 30, 1998, including financial statements (the "Annual Report"), is being mailed to stockholders together with this Proxy Statement, but does not constitute a part of this Proxy Statement.

                   VOTING SECURITIES AND SECURITY OWNERSHIP

VOTING SHARES

     The Board of Directors has fixed the close of business on February 11, 1999, as the record date for determination of the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof. Stockholders of record as of that date will receive the notice of Meeting, the Proxy Statement, the proxy and the Annual Report. As of February 11, 1999, there were [7,775,249] shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), outstanding and entitled to notice of and to vote at the Meeting. The Company has no other class of stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly submitted to the stockholders for action at the Meeting. There are no cumulative voting rights. The presence at the Meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast will constitute a quorum for the Meeting.

     A broker holding shares of record for customers is not entitled to vote on certain matters unless it receives voting instructions from its customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. Uninstructed shares with respect to any matter are considered to be present for quorum purposes. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

VOTE REQUIRED

Election of Directors:  Directors are elected by a plurality and the six
---------------------
nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Approval of Amendments to the Bylaws:  To be approved, this matter must receive
------------------------------------
the affirmative vote of two-thirds of the shares entitled to be cast at the Meeting (whether or not present in person or by proxy at the Meeting). Uninstructed shares are entitled to vote on this matter. Therefore, abstentions and broker non-votes have the effect of negative votes.

Approval of the Amendments to the 1997 Stock Incentive Plan, Approval of the
----------------------------------------------------------------------------
Amendment to the Amended and Restated Certificate of Incorporation of the
-------------------------------------------------------------------------
Company to Change the Name of the Company and Approval of Auditors: If the
------------------------------------------------------------------
amendments to the Bylaws ARE approved, then, to be approved, these matters must receive the affirmative vote of the majority of the shares present in person or by proxy at the Meeting and entitled to vote. If the amendments to the Bylaws ARE NOT approved, then, to be approved, these matters must receive the affirmative vote of two-thirds of the shares entitled to be cast at the Meeting (whether or not present in person or by proxy at the Meeting). Uninstructed shares are entitled to vote on these matters, except on the matter regarding amendments to the 1997 Stock Incentive Plan. Therefore, abstentions and broker non-votes have the effect of negative votes, except that broker non-votes do not affect the outcome of the matter regarding amendments to the 1997 Stock Incentive Plan.

     Shares cannot be voted at the Meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a stockholder may authorize the voting of his or her shares at the Meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the Meeting in accordance with the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. The Board of Directors knows of no matters other than those described herein which are likely to come before the Meeting. However, if any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND THE MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH THE COMPANY'S TRANSFER AGENT IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY CARD FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information, as of December 31, 1998, regarding the holdings of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) each nominee for director, (iv) the Company's Chief Executive Officer and each of the Company's other "Named Executive Officers," as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (collectively with the Company's Chief Executive Officer, the "Named Executive Officers") and (v) all directors and executive officers as a group. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed, and constitutes beneficial ownership as defined in regulations of the Securities and Exchange Commission. Shares issuable pursuant to the exercise of stock options are included in the table below if such options were currently exercisable or exercisable by March 1, 1999.

                                                      AMOUNT AND
                                                       NATURE OF
                                                       BENEFICIAL    % OF COMMON
     NAME OF BENEFICIAL OWNER                         OWNERSHIP (4)     STOCK
     ------------------------                         ------------- ------------
     Securicor Communications Limited (1).............   3,476,900      44.7%
     Michael L. Moore (2).............................     491,535       6.3%
     Frances Penfold (2)..............................     463,366       6.0%
     C. Thomas Faulders, III..........................      49,333        *
     Andrew P. Maunder................................      24,477        *
     Sammy W. Pearson.................................      13,833        *
     Trevor Sokell....................................       9,333        *
     William J. Rahe, Jr..............................      14,744        *
     Mark J. Kadish (3)...............................      10,100        *
     Michael S. Farina................................       6,532        *
     Michael G. Wilkinson (1).........................       3,333        *
     Robert B. Kelly..................................       3,333        *
     Donald Hoffman...................................         -0-       --
     Greg R. Fegley...................................       8,291        *
     All directors and executive officers as a group
     (13 persons).....................................   1,098,210      14.0%

__________________________
* Less than one percent.

(1) The address of Securicor Communications Limited ("Securicor Communications") is Sutton Park House, 15 Carshalton Road, Sutton Surrey, United Kingdom. Mr. Wilkinson may be deemed to own beneficially the shares of Common Stock owned by Securicor Communications by virtue of his role as Director of Securicor Communications. Mr. Wilkinson disclaims beneficial ownership of these shares. Securicor Communications is an indirect wholly-owned subsidiary of Securicor plc, a multinational company based in the United Kingdom ("Securicor").

(2) The number of shares of the Common Stock owned by Mr. Moore and Ms. Penfold is subject to adjustment based on the provisions of the Agreement of Merger and Plan of Reorganization (the "Merger Agreement"), dated May 15, 1998, by and among the Company, AV Technology, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Technology"), Innovative Data Technology, a California corporation ("IDT") and the Shareholders of IDT, pursuant to which IDT was merged into Technology. The Merger Agreement provides that a certain number of the shares of Common Stock issuable to Mr. Moore and Ms. Penfold thereunder may be returned to the Company pursuant to certain post-closing adjustments.

(3)  Includes 100 shares of indirect beneficial ownership.

(4)  Shares issuable upon the exercise of options to purchase the Common Stock:
     Mr. Moore 19,000; Ms. Penfold 13,333; Mr. Faulders 8,333; Mr. Maunder 13,333; Mr. Pearson 3,333; Mr. Sokell 3,333; Mr. Rahe 10,000; Mr. Kadish 10,000; Mr. Wilkinson 3,333; Mr. Kelly 3,333; and Mr. Fegley 8,291.


                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     At the Meeting, the stockholders will elect six directors to hold office until the Annual Meeting of Stockholders in 2000 and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of the following nominees: C. Thomas Faulders, III, Andrew P. Maunder, Robert B. Kelly, Sammy W. Pearson, Trevor Sokell and Michael G. Wilkinson. All of the nominees are presently members of the Board of Directors.

     The Board of Directors believes that all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for a substitute nominee designated by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE
                                   NOMINEES.

                             NOMINEES FOR ELECTION

                                           FIRST
                                          ELECTED
                                             AS
     NAME                            AGE  DIRECTOR   POSITIONS WITH THE COMPANY
     ----                            ---  --------   --------------------------
     C. Thomas Faulders, III........  49    1998     Chairman of the Board
     Andrew P. Maunder..............  42    1996     President, Chief Executive
                                                     Officer and Treasurer
     Robert B. Kelly (1)............  42    1997     Director
     Sammy W. Pearson (1)(2)........  53    1996     Director
     Trevor Sokell (1)(2)...........  57    1994     Director
     Michael G. Wilkinson (2).......  48    1994     Director

__________________________

(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

     C. THOMAS FAULDERS, III was appointed Chairman of the Board of Directors in July 1998. Most recently, Mr. Faulders was Executive Vice President, Treasurer and Chief Financial Officer for BDM International Inc., as well as President of its Integrated Supply Chain Solutions business unit. Mr. Faulders directed the information technology company's first and second public offerings, as well as several commercial acquisitions and subsequent merger with TRW, Inc. From 1992 to 1995, Mr. Faulders was Vice President and Chief Financial Officer for COMSAT Corporation, a global provider of satellite services and digital networking services and technology. During a seven-year tenure with MCI Communications Corporation beginning in 1985, Mr. Faulders garnered senior level experience in finance, sales and management. His last position was as a Senior Vice President in Business Marketing. Mr. Faulders began his business career in 1981 at Satellite Business Systems where he rose to the position of treasurer.

Mr. Faulders earned an MBA from The Wharton School and graduated from the University of Virginia with a BA in Economics. A former United States Navy officer with a distinguished eight-year service record, Mr. Faulders also serves on the Board of Directors of MLC Group, Inc., James Martin & Co., TruePoint, Inc., Roku Technologies, LLC and Universal Systems & Technology Corporation. Among his non-profit work, Mr. Faulders serves on the board of the Ronald Reagan Institute for Emergency Medicine at George Washington University Hospital, the Northside Hospital Advisory Board in Atlanta, and the Leukemia Society of America.

     ANDREW P. MAUNDER has served as the Company's President and Chief Executive Officer since October 1994 and as the Company's Treasurer since March 1995. Mr. Maunder was Chairman of the Board of Directors from August 1997 through July 1998 and has been a Director of the Company since October 1996. From March 1994 until he joined the Company, Mr. Maunder served as Chief Financial Officer of Oxford Molecular Group plc, a biotechnology company based in the United Kingdom. From April 1987 until February 1994, Mr. Maunder was Finance and Operations Director of Securicor 3Net, Ltd., ("3Net"), a communications company based in the United Kingdom. From October 1996 to May 1997, Mr. Maunder also served as a Director of Securicor 3Net, Inc. ("3Net Delaware"), which until September 1997 was a wholly-owned indirect subsidiary of Securicor. Mr. Maunder is also on the board of the Computer and Communications Industry Association ("CCIA").

     ROBERT B. KELLY has served as a member of the Company's Board of Directors since July 1997. Mr. Kelly has been a partner in the Washington, DC law firm of Squire, Sanders & Dempsey, LLP since May 1998. Mr. Kelly was a principal in the Washington, DC law firm of Kelly & Povich, P.C. from October 1994 to April 1998. Mr. Kelly was a partner in the Washington DC firm of Piper & Marbury from January 1989 to March 1992, was a sole practitioner from March 1992 to February 1993 and was a principal in the firm of Kelly, Hunter, Mow & Povich, P.C. from February 1993 to October 1994. Mr. Kelly is a Director of Intek Global Corporation ("Intek"), a wireless communications company.

     SAMMY W. PEARSON has been a Director of the Company since October 1996. Mr. Pearson has been Vice President of Software Sales of Baan Company since February 1998. From February 1994 to February 1998, Mr. Pearson was Vice President, Enterprise Solutions of Oracle Government Services, a business unit of Oracle Corporation, a provider of advanced software products, services and management solutions. From May 1992 until February 1994, Mr. Pearson was Vice President of Oracle Federal Consulting, where he managed Oracle's Federal government consulting business. From May 1991 to May 1992, Mr. Pearson was the principal of TechSales Limited, a software marketing company.

     TREVOR SOKELL has served as a Director of the Company since July 1994. Mr. Sokell has been a Director of Ridgeway Systems & Software, Inc., a developer of multimedia software products, since March 1998. Mr. Sokell served as the Company's President and Chief Executive Officer from July 1994 until October 1994 and served as the Company's Treasurer and Secretary from July 1994 until March 1995. From November 1996 until May 1997, Mr. Sokell was the Chairman of the Board of Directors of 3Net. From January 1987 until November 1996, Mr. Sokell served as Managing Director of 3Net. From November 1996 until May 1997, Mr. Sokell was Chairman of Securicor Telecoms Ltd., an affiliate of Securicor based in the United Kingdom.

     MICHAEL G. WILKINSON has been a Director of the Company since July 1994. Mr. Wilkinson has been the Finance Director of the Communications Division of Securicor since September 1992. From 1987 to September 1992, Mr. Wilkinson was Finance Director of Securicor's Business Services Division. Prior to joining Securicor in 1980, Mr. Wilkinson served as a Finance Director of RCA Limited, an electronics company based in the United Kingdom. Mr. Wilkinson is a Director of Intek.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee and a Compensation Committee. The Audit Committee, which consists of Messrs. Pearson, Wilkinson and Sokell, held three meetings during the twelve months ended September 30, 1998 ("fiscal 1998"). The functions of the Audit Committee generally include reviewing with the independent auditors the scope and results of their engagement and reviewing the adequacy of the Company's system of internal accounting controls.

     The Compensation Committee, which held four meetings in fiscal 1998, consists of Messrs. Kelly, Pearson and Sokell. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation, and granting stock options, for the Company's executive officers.

     The Board of Directors held nine meetings in fiscal 1998. In fiscal 1998, each director attended at least 75% of the combined number of meetings of the Board and of the Committees on which such directors served.

COMPENSATION OF DIRECTORS

     Each of the Company's Directors, other than Mr. Maunder, is entitled to receive an annual fee for his service on the Board of Directors. Mr. Faulders, Chairman of the Board of Directors, receives an annual fee of $75,000. Messrs. Pearson, Sokell, Wilkinson and Kelly each receive an annual fee of $20,000. In addition, each director is entitled to reimbursement of travel and other expenses incurred in connection with his service as a Director. Pursuant to employment arrangements between Securicor and Mr. Wilkinson, his director's fee is paid to Securicor. Mr. Faulders has been granted options to purchase 25,000 shares of Common Stock under the Company's 1997 Stock Incentive Plan (the "Plan"). Messrs. Pearson, Sokell, Kelly and Wilkinson have each been granted options to purchase 10,000 shares of Common Stock under the Plan.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid or accrued during each of the last three fiscal years to the Named Executive Officers.

                                                                                   Long-Term
                                                   Annual Compensation            Compensation
                                            -------------------------------   --------------------
                                             Fiscal                  Bonus/          Securities        All Other
     Name and Principal Position              Year       Salary      Commission Underlying Options    Compensation(6)
     ------------------------------------   --------    --------    ----------- -------------------  ----------------
     Andrew P. Maunder....................    1998      $202,308    $18,000         40,000 (4)         $8,783
       President, Chief Executive Officer     1997       175,252      6,000         53,333 (4)          5,423
                                              1996       158,924     23,380         48,970 (5)            296

     William J. Rahe, Jr..................    1998      $151,283    $17,340         30,000 (4)         $6,685
       Executive Vice President,
       Engineering and Product Management     1997       139,475     12,282         27,560 (4)          5,592
                                              1996       131,800     24,840         18,360 (5)          5,880

     Michael S. Farina (1)................    1998      $149,904    $38,607         30,000 (4)         $7,229
       Vice President, Marketing and Sales    1997        84,039     38,205         27,000 (4)          2,240

     Mark J. Kadish (2)...................    1998      $106,212    $ 4,200         30,000 (4)         $2,484
       Chief Financial Officer                1997        91,868      2,100         21,000 (4)          2,067
                                              1996        77,490     10,061            -0-              1,827

     Greg R. Fegley.......................    1998      $104,240    $ 5,025         24,877 (4)         $4,097
       Vice President, Operations             1997        93,455        -0-         15,323 (4)          3,505
                                              1996        87,174        -0-         18,360 (5)          3,269

     Donald Hoffman (3)...................    1998      $ 93,193    $15,371            -0-             $5,109
       Senior Vice President                  1997       144,846     40,760         12,000 (4)          7,193
                                              1996       146,339     52,338            -0-              7,547

 _________________________

(1)  Mr. Farina left the Company on July 31, 1998.

(2)  Mr. Kadish left the Company on October 9, 1998.

(3)  Mr. Hoffman left the Company on December 4, 1998.

(4) Consists of options to purchase the Common Stock granted pursuant to the Plan. Options granted in fiscal 1997 were repriced in January 1998. After the repricing, the options held by the Named Executive Officers become exercisable at a price of $5.50 per share in July 1999 and cannot be exercised unless on the date of exercise the closing market price of the Common Stock on the Nasdaq National Market equals or exceeds $9.00 per share. The repricing of the options was accomplished by means of canceling outstanding options and issuing new options on the revised terms.

(5) Consists of options to purchase the Common Stock of Securicor, a company traded on the London Stock Exchange. At the close of business on September 30, 1998, the price of Securicor Common Stock as reported on the London Stock Exchange was (Pounds)3.8125 per share. At the noon exchange rate of
     1.6995 U.S. Dollars per British Pound Sterling reported by the Federal Reserve Bank of New York on September 30, 1998, the price of such shares in U.S. Dollars was $6.48 per share. The exercise price of such options is (Pounds)2.45 per share or $4.16 per share at the above-described exchange rate.

(6) Includes amounts paid by the Company with respect to life insurance premiums for the benefit of the Named Executive Officers and Company contributions to the 401(k) accounts of such officers as follows: (i) Mr.
     Maunder: $5,127 and $8,487 in 401(k) contributions in fiscal 1997 and 1998, respectively, and $296 for life insurance premiums in each of fiscal 1996, 1997 and 1998, respectively; (ii) Mr. Rahe: $5,333, $5,320 and $6,323 in
     401(k) contributions in fiscal 1996, 1997 and 1998, respectively, and $296, $362 and $362 in insurance premiums in fiscal 1996, 1997 and 1998, respectively; (iii) Mr. Farina: $2,240 and $7,069 in 401(k) contributions in fiscal 1997 and 1998, respectively and $160 in life insurance premiums in fiscal 1997 and fiscal 1998; (iv) Mr. Kadish: $1,827, $2,067 and $2,484 in 401(k) contributions in fiscal 1996, 1997 and 1998, respectively; (v) Mr. Fegley: $3,269, $3,505 and $4,097 in 401(k) contributions in fiscal 1996, 1997 and 1998, respectively; and (vi) Mr. Hoffman: $1,038 for life insurance premiums in each of fiscal 1996, 1997 and 1998, respectively, and $5,471, $6,155 and $4,071 in 401(k) contributions in fiscal 1996, 1997 and
     1998, respectively. Excludes any amounts based upon Mr. Maunder's right to sell to Securicor (at a price based on operating results in fiscal 1996 of certain Securicor businesses) shares of 3Net previously held by him that he acquired prior to his service with the Company.

STOCK OPTION GRANTS IN FISCAL 1998

     The following table sets forth certain information with respect to individual grants of new options to purchase the Common Stock made during fiscal 1998 to the Named Executive Officers.

                         OPTION GRANTS IN FISCAL 1998

                                                                                                  Potential Realizable Value
                                                                                                  at Assumed Rates of Stock
                                                                                                    Price Appreciation for
                                       Individual Grants                                                  Option Term
     ------------------------------------------------------------------------------------------   ------------------------
                                 Number of       Percent of Total
                                  Shares         Options Granted
                                Underlying         to Company        Exercise
                                  Options          Employees in        Price       Expiration
     Name                       Granted (1)        Fiscal Year       ($/share)        Date           5%            10%
     ------------------------  -------------    ------------------  -----------   -------------   ---------     ----------
     Andrew P. Maunder.......         40,000          5.9%            3.375         5/15/08        $84,901       $215,155
     William J, Rahe, Jr.....         30,000          4.4%            3.375         5/15/08        $63,676       $161,366
     Michael C. Farina.......         30,000          4.4%            3.375         5/15/08        $63,676       $161,366
     Mark J. Kadish..........         30,000          4.4%            3.375         5/15/08        $63,676       $161,366
     Greg R. Fegley..........         20,000          2.9%            3.375         5/15/08        $42,450       $107,578
                                       4,877          0.7%            5.500         1/12/08        $16,869       $ 42,750
     Donald Hoffman..........            -0-           --                --              --             --             --

__________________________

(1) All options granted to Named Executive Officers in fiscal 1998 were granted under the Plan.

EMPLOYMENT AGREEMENTS

     In 1994, the Company and Mr. Maunder entered into an agreement regarding Mr. Maunder's employment with the Company, the principal terms of which were set forth in a definitive employment agreement executed on February 10, 1995. Pursuant to this agreement, the Company agreed to employ Mr. Maunder as Chief Executive Officer, subject to the right of the Company to terminate the employment relationship immediately for cause or at any time without cause upon 12 months prior written notice. Mr. Maunder has the right to terminate the agreement upon six months prior notice to the Company. The agreement provides that the Company pay Mr. Maunder an annual base salary ($207,500 as of September 30, 1998) which is subject to annual review. Mr. Maunder is entitled to participate in an incentive bonus program pursuant to which cash payments are calculated based upon performance of the Company and upon individual performance targets and are subject to a maximum payment of 40% of his annual salary. The agreement also entitles Mr. Maunder to standard health and other insurance benefits. As part of his employment agreement, Mr. Maunder is required not to disclose any proprietary information at any time and agreed to non-competition and non-interference covenants that expire 12 months after the termination of his employment. Mr. Maunder's agreement also contains a covenant restricting him from soliciting the Company's customers for a period of six months after termination of his employment.

     The Company has entered into an employment agreement with Mr. Rahe pursuant to which the Company has agreed to employ Mr. Rahe subject to the Company's right to terminate the employment relationship immediately for cause or without cause, upon 12 months prior written notice. The agreement is terminable by Mr. Rahe upon six months prior notice. The agreement specifies that Mr. Rahe shall be paid an annual base salary ($162,000 as of September 30, 1998) that is subject to review by the Company on an annual basis. The agreement also entitles Mr. Rahe to incentive compensation, standard health and other insurance benefits. As part of the agreement, Mr. Rahe has agreed to non-disclosure, non-interference and non-competition covenants, which expire 12 months after termination of employment. The agreement also contains a covenant restricting Mr. Rahe from soliciting the Company's customers for a period of six months after the termination of employment.

     Messrs. Farina and Hoffman were employed under employment agreements until their terminations in July 1998 and December 1998, respectively.

     1997 Stock Incentive Plan

     Under the Plan, a variety of awards, including stock options, stock appreciation rights and restricted and unrestricted stock grants may be made to the Company's employees, officers, consultants and advisors who are expected to contribute to the Company's future growth and success. The Company reserved 450,000 shares of Common Stock for issuance under the Plan. On May 12, 1998, the Board of Directors amended the Plan to increase the number of shares authorized for issuance under the Plan from 450,000 to 1,050,000, and on December 18, 1998, the Board of Directors further amended the Plan to authorize the issuance of 2,000,000 shares of Common Stock, such amendments subject to the approval of stockholders at the Meeting. The Compensation Committee administers the Plan and determines the price and other terms upon which awards shall be made. Stock options may be granted either in the form of incentive stock options or non-qualified stock options. The option exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of the grant.

     While the Company currently anticipates that most grants under this Plan will consist of stock options, the Company may grant stock appreciation rights, which represent rights to receive any excess in value of shares of Common Stock over the exercise price; restricted stock awards, which entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or a part of such shares at their purchase price in the event that the conditions specified in the award are not satisfied; or unrestricted stock awards, which represent grants of shares to participants free of any restrictions under the Plan. Options or other awards that are granted under the Plan but expire unexercised are available for future grants. Under the terms of the Plan, the Company may not grant options to purchase in excess of 150,000 shares of Common Stock to any one grantee during any fiscal year.

     Employee Stock Purchase Plan

     In July 1997, the Board of Directors adopted an Employee Stock Purchase Plan (the "Stock Purchase Plan") pursuant to which the Company's employees are permitted to purchase an aggregate of up to 300,000 shares of Common Stock. The employee's purchase price is the lower of (a) 85% of the fair market value of a share of the Common Stock on the first day of the Purchase period (as defined) and (b) 85% of the fair market value of a share of the Common stock on the last day of the Purchase period.

AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND YEAR-END OPTION VALUES; OPTION REPRICINGS

     The following table sets forth a summary of options to purchase shares of the Common Stock ("Company Options") exercised during fiscal 1998 and presents the value of unexercised Company Options at September 30, 1998 held by the Named Executive Officers at such date.

            AGGREGATED COMPANY OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR END 1998 COMPANY OPTION VALUES

                             Shares
                            Acquired                     Number of Securities Underlying      Value of Unexercised In the
                               on         Value           Unexercised Options at FY-End       Money Options at FY-End (1)
                                                        ---------------------------------   -------------------------------
Name                        Exercise    Realized ($)      Exercisable      Unexercisable     Exercisable     Unexercisable
-------------------------  ----------  -------------    ---------------   ---------------   -------------   ---------------
Andrew P. Maunder........      -0-        -0-                 -0-              93,333             -0-            -0-
William J. Rahe, Jr......      -0-        -0-                 -0-              57,560             -0-            -0-
Michael C. Farina........      -0-        -0-                 -0-              57,000             -0-            -0-
Mark J. Kadish...........      -0-        -0-                 -0-              51,000             -0-            -0-
Greg R. Fegley...........      -0-        -0-               1,625              38,575             -0-            -0-
Donald Hoffman...........      -0-        -0-                 -0-              12,000             -0-            -0-

__________________________

(1) The price of the Common Stock as reported on the Nasdaq National Market at September 30, 1998 was $1.375 per share. The exercise price of the options granted in fiscal 1998 to the Named Executive Officers was $3.375 per share. Mr. Fegley received an additional option grant for 4,877 shares in January 1998 with an exercise price of $5.50 per share.

     The following table sets forth a summary of options that were repriced during fiscal 1998 held by the Named Executive Officers. Options granted during the twelve months ended September 30, 1997 ("fiscal 1997") were repriced in January 1998. As a result of the repricing, the options held by the Named Executive Officers become exercisable at a price of $5.50 per share in July 1999 and cannot be exercised unless on the date of exercise the closing price of the Common Stock on the Nasdaq National Market equals or exceeds $9.00 per share.

                           10-YEAR OPTION REPRICINGS

                                                                                                            Length of Original
                                            Number of        Market Price       Exercise                        Option Term
                                           Securities        of Stock at      Price at Time                  Remaining at Date
                                           Underlying          Time of        of Repricing        New         of Repricing or
                                        Options Repriced     Repricing or         or            Exercise        Amendment
Name                          Date         or Amended          Amendment       Amendment         Price         (In Years)
-------------------------  ----------  ------------------   --------------   ---------------   ----------   -------------------
Andrew P. Maunder........   01/12/98         53,333              $5.50             $12.00         $5.50             9.4
William J. Rahe, Jr......   01/12/98         27,560              $5.50             $12.00         $5.50             9.4
Michael C. Farina........   01/12/98         27,000              $5.50             $12.00         $5.50             9.4
Mark J. Kadish...........   01/12/98         21,000              $5.50             $12.00         $5.50             9.4
Greg R. Fegley...........   01/12/98         15,323              $5.50             $12.00         $5.50             9.4
Donald Hoffman...........   01/12/98         12,000              $5.50             $12.00         $5.50             9.4

             THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

          Robert B. Kelly        Sammy W. Pearson            Trevor Sokell

January 22, 1999

     The following table sets forth a summary of options to purchase ordinary shares of Securicor ("Securicor Options") exercised during fiscal 1998 and presents the value of unexercised Securicor options at September 30, 1998 held by the Named Executive Officers at such date.

           AGGREGATE SECURICOR OPTION EXERCISES IN LAST FISCAL YEAR
               AND FISCAL YEAR END 1998 SECURICOR OPTION VALUES

                                  Shares
                                 Acquired                     Number of Securities Underlying     Value of Unexercised In the
                                    on         Value           Unexercised Options at FY-End      Money Options at FY-End (1)
                                                             ---------------------------------   ------------------------------
     Name                        Exercise    Realized ($)      Exercisable      Unexercisable     Exercisable    Unexercisable
     -------------------------  ----------  --------------   ---------------   ---------------   -------------  ---------------
     Andrew P. Maunder........     -0-           -0-                -0-             48,970              -0-         $113,610
     William J. Rahe, Jr......     -0-           -0-                -0-             18,360              -0-         $ 42,595
     Michael C. Farina........     -0-           -0-                -0-                -0-              -0-              -0-
     Mark J. Kadish...........     -0-           -0-                -0-                -0-              -0-              -0-
     Greg R. Fegley...........     -0-           -0-                -0-             18,360              -0-         $ 42,595
     Donald Hoffman...........     -0-           -0-                -0-                -0-              -0-              -0-

__________________________

(1) All amounts reflect the conversion of British Pounds Sterling to U.S. Dollars at the rate of 0.59 British Pounds Sterling to one U.S. Dollar, the noon exchange rate reported by the Federal Reserve Bank of New York on September 30, 1998.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of Axiom Inc. (the "Committee") is pleased to present its report on executive compensation. The report describes the underlying philosophy and objectives of the Company's executive compensation program, the various elements of the program, and the basis for the compensation determinations made by the Committee with respect to executive officers for fiscal 1998.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

     The fundamental philosophy of the Company is to ensure that executive compensation is linked directly to continuous improvements in corporate performance, the achievement by officers of corporate objectives which are linked to the Company's annual operating plan, and increases in long-term stockholder value.

     The compensation of the Company's top executives is established and reviewed annually by the Committee, which is comprised entirely of non-employee directors. The following guidelines have been adopted by the Committee in making its compensation decisions:

     . Providing a competitive total compensation package that enables the Company to attract and retain key executives.

     . Focusing executive behavior on fulfillment of both short and longer-term business objectives and strategies.

     . Emphasizing stockholders' interest by maintaining variable compensation opportunities directly linked to corporate performance and stock appreciation.

COMPENSATION PROGRAM ELEMENTS FOR FISCAL 1998

     The Company's executive compensation is comprised of three components, as described below. Each component is intended to serve the Company's compensation philosophy and guidelines.

     Base Salary: Base salary levels are established each year through a review of the executive's performance and experience, against industry comparisons including telecommunications equipment companies and other comparable firms in the Mid-Atlantic region. The Committee believes that salaries for the Company's key executives are generally in the median range within this comparison group. The base salaries of Messrs. Maunder and Rahe are established pursuant to employment agreements between these executives and the Company.

     Annual Incentive Compensation: The executive officers of the Company are eligible to receive annual incentive payments. The Compensation Committee generally makes these decisions in October with respect to the upcoming fiscal year. The objective of annual incentive compensation is to deliver competitive levels of total cash compensation (base salary and incentive award) when annual financial and operational accomplishments are made. The specific areas used to measure key executive performance are described below:

     (1)  Individual performance during the year;

     (2) Progress made by the Company in product development, improvements in customer service and sales of products and services; and

     (3)  Achievement in reaching Company goals for profitability.

     Each of these factors is considered in evaluating the performance of the Chief Executive Officer ("CEO") and each executive officer. These performance evaluations are reviewed by the Committee for final determination of incentive awards. The performance of the CEO is evaluated by the Committee and based on the overall progress of the CEO and the Company in the specific areas described above viewed retrospectively by the Committee. The Committee set actual incentive awards for fiscal 1998 at a maximum of 40% of base salary for the CEO and 20% of base salary for other executive officers.

     Stock Option Programs: The Committee strongly believes that the interests of stockholders are best served by linking executives' financial success with the Company's stock performance. Therefore, the Company maintains a stock option program pursuant to which the Committee grants stock options to executives with an exercise price equal to the fair market value on the date of grant. The target award for each executive position is based on competitive norms for awarding of stock options. Whether an individual receives more or less than his target grant is based on the result of an individual performance review which measures such individual's overall job performance.

COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS

     In October 1997, the Committee set salary levels for fiscal 1998 for the Company's executive officers. During fiscal 1998, the Committee awarded Andrew
P. Maunder, the Company's CEO, a bonus with respect to fiscal 1998 of 8.9 % of his base salary. Mr. Maunder's bonus was determined based on an assessment of the factors described above.

     The Committee reviewed the performance of the other executive officers against the same key elements that were considered significant in the evaluation of the CEO. Certain of the executive officers were awarded annual bonuses ranging from 4.0% to 11.5% of base salary. Mr. Farina and Mr. Hoffman were awarded bonuses each month based largely on the level of orders for and sales of the Company's products and services during the previous month. Bonuses awarded to these executive officers during fiscal 1998 were 25.8% and 16.5% of base salary, respectively.

THE LEGISLATIVE CAP ON DEDUCTIBILITY OF PAY

     The Internal Revenue Code of 1986, as amended (the "Code") imposes a $1 million dollar limit on the deductibility of pay for executives. The Company's cash compensation level is far below the limit. Therefore, this legislation will not impact current pay levels.

     The Company believes that the stock options granted to their executives are exempt from the limitations of the regulation, because they are a form of "qualified performance-based compensation."

     The foregoing report has been furnished by the members of the Committee who are listed below. No member of the Committee is a current officer or employee of the Company.

             THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

             Robert B. Kelly    Sammy W. Pearson     Trevor Sokell

January 22, 1999

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From July 1994 to March 1995, Mr. Sokell served as an executive officer of the Company. In addition, from January 1987 until he ended his employment relationship with Securicor in June 1997, Mr. Sokell served in senior management positions with 3Net, first as Managing Director and then as Chairman of its Board of Directors.

     The Company purchased $405,000 worth of products from 3Net during fiscal 1997. In May 1997, the Company transferred all of the stock of 3Net Delaware to 3Net for its nominal book value. Included in the net assets transferred was an obligation to Securicor in the amount of approximately $1.1 million. 3Net Delaware utilized certain office space and systems of the Company for which it has been charged approximately $7,000 per month since its formation. In connection with the Offering, the Company entered into an agreement with 3Net Delaware pursuant to which the Company continued to make available such space and systems in consideration of the payment of $4,500 per month for administrative services and $650 per month for each 3Net Delaware employee located on the Company's premises. These amounts were based upon an estimate of the Company's cost of the space and personnel utilized by 3Net Delaware. This agreement became effective as of May 23, 1997, was renewed on September 30, 1997 and was terminated on December 31, 1997. During fiscal 1998, the Company received payments in the amount of $18,000 from 3Net Delaware.

     3Net was a subsidiary of Securicor until September 1997, at which time Securicor sold 3Net together with 3Net Delaware to an unaffiliated company.

     Mr. Kelly serves as a director of Intek, an affiliate of Securicor, for which he also acts as telecommunications counsel.

                 OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the completion of the Company's initial public offering of its Common Stock in July 1997 (the "Offering"), the Company operated as an indirect wholly-owned subsidiary of Securicor and was a member of the Telecoms Sector of the Communications Division of Securicor. Accordingly, Securicor assessed the Company intercompany charges related to group and divisional costs and sales and marketing activities. These charges were based on Securicor's estimate of its total relevant costs for the applicable fiscal year, allocated pro rata based on estimated revenues of each applicable business unit. Upon completion of the Offering, the Company was no longer liable to Securicor for any group or divisional charges. In May 1997, the Company and Securicor entered into an agreement pursuant to which Securicor will provide international sales and marketing services to the Company. For fiscal 1998, total charges from Securicor for these services were $74,000.

     Prior to the completion of the Offering, Securicor, from time to time, advanced funds to the Company to meet the Company's needs for working capital and for other corporate purposes. Such advances were treated as indebtedness of the Company to Securicor, a portion of which bore interest at varying rates ranging from a low of 6.25% per annum to a high of 7.75% per annum. In July 1997, the Company used proceeds of the Offering to repay $22.9 million in Company borrowings from Securicor. At September 30, 1998, the balance of indebtedness to Securicor was $64,000.

     In connection with the Offering, the Company entered into a Registration Rights Agreement pursuant to which Securicor has the right, subject to customary limitations, to: (i) demand registration of the resale of its Common Stock once during each 12 month period at the expense of Securicor for so long as Securicor owns at least 10% of the outstanding Common Stock; and (ii) include its Common Stock in registration statements filed by the Company.

                           PROPOSAL TO AMEND BYLAWS

NATURE OF PROPOSED AMENDMENTS

     At a meeting held on December 18, 1998, the Board of Directors approved, and now recommends for approval by the stockholders at the Meeting, certain amendments to the Company's Amended and Restated By-Laws (the "Bylaws"). If these amendments are approved by stockholders at the Meeting, the Bylaws will be amended such that the affirmative vote of stockholders required to approve matters coming before a stockholders' meeting will be reduced from two-thirds of all votes entitled to be cast at such meeting (whether or not holders of such shares are present in person at such meeting or represented by proxy at such meeting) to a majority of shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter, or such greater percentage as may be required by law.

     If adopted, the proposed amendments will amend (a) Section 2-7 of the Bylaws (relating to actions at stockholders' meetings generally), (b) Section 3-10 of the Bylaws (relating to the removal of directors) and (c) Article X of the Bylaws (relating to amendments of the Bylaws) to implement the proposal set forth in the preceding paragraph.

REASONS FOR AND EFFECTS OF PROPOSED AMENDMENTS

     The proposed amendments to the Bylaws would bring the Company's stockholder approval requirements more in line with standard requirements. The Board of Directors believes that, in light of the fact that Securicor no longer holds more than a majority of the shares of Common Stock, the supermajority provisions adopted at the time of the Company's initial public offering are no longer appropriate.

TEXT OF PROPOSED AMENDMENTS

     The text of the Sections 2-7 and 3-10 of the Bylaws, and Article X of the Bylaws, all as proposed to be amended, is set forth below. The proposed amendments to the definition have been marked by underlining the text to be added and striking through the text to be deleted.

     Section 2-7.
     -----------

     Section 2-7.  Action at Meetings.  When a quorum is present at any meeting
                   ------------------
     of adjournment thereof, action on any matter properly before the meeting, other than the election of directors, shall be by the affirmative vote of shares entitled to cast [begin underline] a majority [end underline/begin strikethrough] two-thirds (2/3) [end strikethrough/begin underline] of the votes of the shares present in person or represented by proxy at the meeting [end underline/begin strikethrough] of all votes entitled to be cast at the meeting (whether or not holders of such shares are present in person or represented by proxy at the meeting) [end strikethrough], unless the matter is one upon which by express provision of law, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     Except for the election of directors and as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

     Section 3-10.
     ------------

     Section 3-10.  Removal of Directors by Stockholders.  The entire Board of
                    ------------------------------------
     Directors or any individual Director may be removed from office without assigning any cause by the holders of shares entitled to cast [begin underline] a majority [end underline/begin strikethrough] two-thirds (2/3) [end strikethrough/begin underline] of the votes of the shares present in person or represented by proxy at the meeting [and underline/begin strikethrough] of all votes entitled to be cast at the meeting (whether or not holders of such shares are present in person or represented by proxy at the meeting) [end strikethrough]. In case the Board of Directors or any one
     (1) or more Directors be so removed, new Directors may be elected at the same time.

     Article X.
     ---------

                             ARTICLE X - AMENDMENTS

          These or other by-laws may be adopted, amended or repealed by the affirmative vote of shares entitled to cast [begin underline] a majority [end underline/begin strikethrough] two-thirds (2/3) [end strikethrough/begin underline] of the votes of the shares present in person or represented by proxy at the meeting [end underline/begin strikethrough] of all votes entitled to be cast at the meeting (whether or not holders of such shares are present in person or represented by proxy at the meeting). [end strikethrough]. Notwithstanding the foregoing, the Board of Directors shall have the power to adopt, amend or repeal these or other by-laws, except that the Board of Directors shall not have the power to amend
     Section 2-7, Section 3-10 or Article X of these by-laws unless such amendment is adopted by the stockholders in accordance with the previous sentence. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal by-laws.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE BYLAWS.

                  PROPOSAL TO AMEND 1997 STOCK INCENTIVE PLAN

GENERAL; PURPOSE

     At meetings held on May 12, 1998 and December 18, 1998, the Board of Directors adopted, subject to stockholder approval, and now recommends for approval by the stockholders, amendments to the Plan to increase the number of shares of Common Stock available for grants of Options (as defined in the Plan) under the Plan from, at the May 12, 1998 meeting, 450,000 to 1,050,000 shares, and, at the December 18, 1998 meeting, to 2,000,000 shares. The following is a brief summary of the Plan as modified by the proposed amendments. This summary is qualified in all respects by the text of the Plan, attached hereto as Exhibit A.

     The Plan is designated the Axiom Inc. 1997 Stock Incentive Plan.

     Under the Plan, the Company may grant options to purchase shares, with or without related stock appreciation rights ("SARs"), or may make grants of shares ("Awards"), which may or may not be subject to restrictions, to certain participants. Options granted under the Plan may be either non-qualified share options ("Non-Qualified Options") or options intended to qualify as "incentive stock options" under Section 422 of the Code ("Incentive Options" and, together with the Non-Qualified Options, the "Options").

PURPOSE OF THE PLAN

     The purpose of the Plan is to advance the interests of the Company, its stockholders and its subsidiaries by providing selected directors, employees, consultants and advisors, upon whom the Company's sustained growth and financial success depend, to acquire or increase their proprietary interest in the Company through receipt of rights to acquire common stock and through transfers of restricted shares.

AMOUNT OF COMMON STOCK SUBJECT TO OPTIONS AND GRANTS OF RESTRICTED SHARES UNDER THE PLAN

     The Plan provides for the grant of Options and Awards covering an aggregate of 2,000,000 of the Common Stock, assuming approval of the amendments being submitted for stockholder approval at the Meeting. The number of shares of Common Stock subject to Options and grants of restricted shares is subject to adjustment to reflect changes in the Company's capitalization. Any Common Stock subject to an Option that is not exercised prior to expiration or that otherwise terminates or which have been conveyed back to the Company pursuant to the terms of the Award under which they were granted will thereafter be available for further grant under the Plan.

ADMINISTRATION OF THE PLAN

     The Plan is administered by a committee or committees designated by the Board of Directors or by the Board of Directors itself in its administrative capacity with respect to the Plan (any committee of the Board of Directors with administrative responsibility with respect to the Plan, or the Board of Directors itself, as the case may be, is referred to as the "Committee"). Subject to the conditions set forth in the Plan, the Committee has full and final authority to determine the number of Options or Awards granted, the individuals to whom and the time or times at which such Options or Awards shall be granted and be exercisable, the exercise prices (including vesting) and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary; provided, that no more than 150,000 shares of Common Stock may be subject to Options granted to any individual employee in any one calendar year. The Committee also will, in its discretion, determine whether to grant any SARs in conjunction with any Option granted under the Plan, subject to the requirement that each SAR relates to a specific Option granted under the Plan and is granted concurrently with such Option.

PARTICIPANTS

     Options and Awards may be granted under the Plan to any person who is a director, employee, consultant or advisor of the Company.

OPTION EXERCISE PRICE

     The exercise price of each Non-Qualified Option granted under the Plan shall be determined by the Committee. The exercise price of each Incentive Option granted under the Plan shall be determined by the Committee and shall be 100% of the fair market value of a share of Common Stock on the date the Option is granted (or at least 110% if the recipient owns, directly or by attribution under the Code, shares of Common Stock having 10% of the total combined voting power of all classes of shares of the Company ("10% Stockholder") or any subsidiary of the Company). The payment of the exercise price of an Option may be made in cash or shares, as more fully described under "Exercise of Options."

     Fair market value shall be determined by the Committee in accordance with the Plan and such determination shall be binding upon the Company and upon the holder.

TERM OF OPTIONS

     Incentive Options may be granted for a term of up to ten years (five years in the case of a grant to a 10% Stockholder), which may extend beyond the term of the Plan.

EXERCISE OF OPTIONS

     The terms governing exercise of Options granted under the Plan shall be determined by the Committee, which may limit the number of Options exercisable in any period.

     Payment of the exercise price upon exercise of an Option may be made in any combination of cash and Common Stock, including the automatic application of Common Stock received upon exercise of an Option to satisfy the exercise price of additional Options (unless the Committee provides otherwise). Where payment is made in Common Stock, such Common Stock shall be valued for such purpose at the fair market value of such Common Stock on the date of delivery. The Company's sole stockholder approved the Plan on May 29, 1997.

NON-TRANSFERABILITY

     Options granted under the Plan are not transferable other than by will or the laws of descent and distribution or as otherwise determined by the Committee and specified in the grant documents governing the Options (each an "Option Document").

CONDITIONS ON EXERCISE; FORFEITURE

     The Committee may specify in any Option Document and in any agreement governing the terms of an Award (an "Award Agreement") any conditions under which the recipient of such Options or Award may be required to forfeit the shares of Common Stock covered by such Option or Award upon termination of the recipient's employment or other conditions.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may at any time and from time to time amend, suspend or terminate the Plan, but may not, without the approval, within twelve months before or after such action, of the stockholders of the Company representing a majority of the voting power, change the class of individuals eligible to receive an Incentive Option or increase the maximum number of shares subject to Options or Awards that may be granted under the Plan.

     The Plan makes it clear that the Committee may amend the Plan and any Option Document or Award Agreement under the Plan if such amendment is to eliminate any provision that it determines is no longer required to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to provide the recipient of such grant an exemption from potential liability under the "short-swing profits" provisions of Section 16(b) of the Exchange Act and the rules and regulations thereunder.

CHANGE IN CONTROL

     In the event of a change in control, as defined in the Plan, the Committee may take whatever actions it deems necessary or desirable with respect to any outstanding Options.

EFFECTIVE DATE AND TERM OF THE PLAN

     The effective date of the Plan is May 29, 1997. Incentive Options may not be granted after May 29, 2007.

TERMS OF AWARD

     The Committee will determine the terms and conditions, if any, applicable to Awards, which may include a period during which the Common Stock subject to the Award may not be sold, assigned, transferred, pledged or otherwise encumbered. Unless otherwise determined by the Committee, a recipient of a restricted share award will have the same rights as an owner of Common Stock, including the right to receive cash distributions and to vote the Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Plan is not subject to the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended.

     Incentive Options. The Company believes that with respect to Incentive Options granted under the Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an Option is granted or at the time it is exercised. If the optionee makes no disposition of the Common Stock so received within two years from the date the Incentive Option was granted and one year from the receipt of the Common Stock pursuant to the exercise of the Incentive Option, he will generally recognize capital gain or loss upon disposition of the Common Stock. Capital gains are subject to a maximum federal income tax rate of 20% if the Common Stock had been held for a period in excess of 18 months, 28% if held for a period in excess of 12 months, but not in excess of 18 months, and otherwise are subject to the same tax rules as are applicable to other income.

     If the optionee disposes of Common Stock acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the Common Stock on the date the Option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the Common Stock on the date of exercise generally will be treated as capital gain (subject to the maximum federal income tax rates determined by reference to the holding period of the Common Stock as noted above). A disqualifying disposition will include the use of Common Stock acquired upon exercise of an Incentive Option in satisfaction of the exercise price of another Option prior to the satisfaction of the applicable holding period.

     The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company generally will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

     Non-qualified Options. The Company believes that the grant of a Non-Qualified Option under the Plan will not be subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Gain or loss on the subsequent sale of Common Stock received on exercise of a Non-Qualified Option generally will be capital gain or loss (with the maximum federal income tax rate determined by reference to the holding period of the Common Stock as noted above).

     Upon exercise of a Non-Qualified Option, the Company generally will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the optionee or grantee is considered to have recognized ordinary income (assuming that such compensation is reasonable and that provision is made for withholding of federal income taxes, where applicable). In general, under Section 162(m) of the Code (the "Million Dollar Cap"), no deduction is allowed for remuneration in excess of $1,000,000 paid by the Company during any taxable year to any of the Chief Executive Officer or the four highest compensated executive officers (other than the Chief Executive Officer). Remuneration for this purpose excludes certain performance-based compensation. The Company believes that all general requirements applicable to the Plan under the performance-based compensation rules have been met in order for specific Option grants to be treated as giving rise to performance-based compensation. It is anticipated that the Plan will be administered so that all Non-Qualified Options will in fact qualify as performance-based and any income recognized on their exercise will be exempt from the Million Dollar Cap.

ACCOUNTING CONSEQUENCES

     The current accounting treatment of Options selected by the Company provides that no amount is accrued as compensation and thus charged against earnings unless the Options were granted at below the market price. In the latter circumstance, the excess of such market price over the exercise price is fixed at the date of grant and is amortized, through a charge against earnings, over the period to which the compensation represented by the Options is deemed attributable. This is typically the vesting period of the Options.

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANTS UNDER THE PLAN FROM 450,000 TO 2,000,000.

                        PROPOSAL TO AMEND THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
            TO CHANGE THE NAME OF THE COMPANY TO [________________]

     On December 18, 1998, the Board of Directors of the Company approved a resolution, subject to approval by the stockholders at the Meeting, to change the name of the Company to [________________].

     Pursuant to a court order issued with respect to certain litigation against the Company by Acxiom Corporation, the Company is required to change its name by the end of March 1999. If the proposed amendment to the Company's Amended and Restated Certificate of Incorporation is approved by the stockholders, the amendment will become effective when a certificate of amendment of the Company's Amended and Restated Certificate of Incorporation is filed for record with the Secretary of State of the State of Delaware.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO [________________].

                       SELECTION OF INDEPENDENT AUDITORS

     Arthur Andersen LLP served as independent auditors of the Company for fiscal 1998. Arthur Andersen LLP will serve as the independent auditors of the Company for the current fiscal year, subject to ratification by the stockholders.

     A representative of Arthur Andersen LLP will be present at the Meeting. Such representative will be available to respond to questions from the floor and to make any statement he or she may deem appropriate.

RECOMMENDATION

     THE BOARD OF DIRECTORS HAS APPROVED AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999

                            STOCK PERFORMANCE GRAPH

     Regular-way trading in the Common Stock commenced in the Nasdaq National Market on July 8, 1997. The following graph compares the Company's cumulative total stockholder return on the Common Stock for a 15 month period (July 8, 1997 to September 30, 1998) with the cumulative total stockholder return of a the Nasdaq Composite Index, the Standard & Poor's 500 Index and an index of peer group companies consisting of providers of billing data systems and related products and services. This peer group is one with which management believes the Company to be most aligned. The graph assumes that $100 was invested in the Common Stock and each index at July 8, 1997 and that any dividends have been reinvested.

                                            Cumulative Total Return
                                            -----------------------
                              7/8/97  9/30/97  12/31/97  3/31/98  6/30/98  9/30/98
                              ------  -------  --------  -------  -------  -------
Axiom Inc.                       100       98        33       52       23       11
Peer Group                       100      103       114      146      165      119
Nasdaq Stock Market (U.S.)       100      114       106      125      128      116

__________________________

(1)  The Peer Index includes the common stock of the following companies:
     ACE*COMM Corp., CSG Systems International, Inc., ITDS, Inc., LHS Group, Inc., Lightbridge Inc., Saville Systems plc and USCS International, Inc.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the directors and certain officers of the Company and persons who own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial statements of beneficial ownership and statements of changes in beneficial ownership of the Common Stock. Such directors, officers and more than ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) statements they file.

     To the Company's knowledge, based solely on a review of the copies of such statements furnished to the Company and written representations of such directors and officers that no other statements were required, all fiscal 1997
Section 16(a) filing requirements applicable to its directors, officers and more than ten percent stockholders were complied with, except that a Form 3 required to be filed by Frances Penfold upon becoming an executive officer of the Company was filed late, on December 9, 1998, and Form 4s required to be filed by Ms. Penfold and Michael Moore, with respect to the return to the Company of shares of the Common Stock, in accordance with certain post-closing adjustment provided for in the Merger Agreement, will be filed upon completion of such post-closing adjustments.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 2000 must be received by the Company at its principal office in Mount Laurel, New Jersey, no later than September 25, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Stockholder proposals should be directed to Frances Penfold, Secretary, at the address of the Company set forth on the first page of this proxy statement.

     A stockholder of the Company may wish to have a proposal presented at the Annual Meeting of Stockholders in 2000, but not to have such proposal included in the Company's Proxy Statement and Form of Proxy relating to that meeting. If notice of any such proposal is not received by the Company at the address appearing on the first page of this Proxy Statement by January 1, 2000, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                          ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-K for fiscal 1998 (including the financial statements and the schedules thereto but excluding exhibits) as filed with the Securities and Exchange Commission for its most recent fiscal year, as amended. Such written request should be directed to Frances Penfold at the address of the Company appearing on the first page of this proxy statement.

                                       By Order of the Board of Directors,

                                                   Frances Penfold
                                                   Secretary

EXHIBIT A

                                  AXIOM INC.

                           1997 STOCK INCENTIVE PLAN

     1.   Purpose.  Axiom Inc., a Delaware corporation (the "Company"), hereby
          -------
adopts the Axiom Inc. 1997 Stock Incentive Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by employees (including employees who are members of the Board of Directors) of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, $.01 par value (the "Common Stock"), and through the transfer or issuance of Common Stock. In addition, the Plan is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock. Furthermore, the Plan may be used to encourage consultants and advisors of the Company to further the success of the Company.

     2.   Definitions. Unless the context clearly indicates otherwise, the
          -----------
following terms shall have the following meanings:

     "Act" shall mean the Securities Act of 1933.

     "Affiliate" shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

     "Award" shall mean a transfer of Common Stock made pursuant to the terms of the Plan.

     "Award Agreement" shall mean the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Change of Control" shall have the meaning as set forth in Section 9 of the Plan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall have the meaning set forth in Section 3 of the Plan.

     "Common Stock" shall have the meaning set forth in Section 1 of the Plan.

     "Company" shall mean Axiom Inc., a Delaware corporation.

     "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

     "Employee" shall mean an employee of the Company or an Affiliate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall have the meaning set forth in Subsection 8(b) of the Plan.

     "Grantee" shall mean a person to whom an Award has been granted pursuant to the Plan.

     "ISO" shall mean an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

     "Non-Employee Director" shall mean a member of the Board of Directors of the Company who is a "non-employee" of the Company within the meaning of Rule 16b-3 .

     "Non-qualified Stock Option" shall mean an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

     "Option" shall mean either an ISO or a Non-qualified Stock Option granted under the Plan.

     "Optionee" shall mean a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

     "Option Document" shall mean the document described in Section 8 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

     "Option Price" shall mean the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act.

     "SAR" shall have the meaning set forth in Section 11 of the Plan.

     "Section 16 Person" shall mean any person who is an "officer" or "director" within the meaning of Rule 16a-1(f) promulgated under the Exchange Act or any successor rule.

     "Shares" shall mean the shares of Common Stock of the Company which are the subject of Options or granted as Awards under the Plan.

     3.   Administration of the Plan.  The Board of Directors may administer the
          --------------------------
Plan itself or may designate a committee or committees composed of two or more of members of the Board of Directors. At the discretion of the Board of Directors, a separate committee may be designated consisting of two or more Non-Employee Directors to operate and administer the Plan with respect to only
Section 16 Persons, while appointing another committee or itself to administer the Plan with respect to all other persons eligible to participate in the Plan. Any such committee or committees designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee."

          (a) Meetings.  The Committee shall hold meetings at such times and
              --------
places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held.

          (b) Indemnification.  Service on the Committee shall constitute
              ---------------
service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further act on his or her part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

          (c) Interpretation.  The Committee shall have the power and authority
              --------------
to interpret the Plan and to adopt rules and regulations for its administration that are not inconsistent with the express terms of the Plan. Any such actions by the Committee shall be final, binding and conclusive on all parties in interest.

     4.   Grants under the Plan. Grants under the Plan may be in the form of a
          ---------------------
Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

     5.   Eligibility.  All Employees, members of the Board of Directors and
          -----------
consultants and advisors to the Company shall be eligible to receive Options and Awards hereunder. Consultants and advisors shall be eligible only if they render bona fide services to the Company unrelated to the offer or sale of securities; provided, however, that the limitation contained in this sentence shall not apply to the extent that the inapplicability of such limitation will not disqualify the Common Stock from being eligible for registration on Form S-8 (or any successor form) under the Act. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee.

     6.   Shares Subject to Plan.  The aggregate maximum number of Shares for
          ----------------------
which Awards or Options may be granted pursuant to the Plan is Two Million (2,000,000). The number of Shares which may be issued under the Plan shall be further subject to adjustment in accordance with Section 10. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason or if Shares subject to an Award have been conveyed back to the Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to the Company may again be the subject of one or more Options or Awards granted pursuant to the Plan.

     7.   Term of the Plan. The Plan is effective as of April 15, 1997, the date
          ----------------
on which it was adopted by the Board of Directors and approved by its sole stockholder. No ISO may be granted under the Plan after April 15, 2007.

     8.   Option Documents and Terms. Each Option granted under the Plan shall
          --------------------------
be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for Federal income tax purposes. If any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

          (a) Number of Option Shares.  Each Option Document shall state the
              -----------------------
number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not intended to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything herein to the contrary, no Optionee shall be granted Options during one fiscal year of the Company for more than One Hundred Fifty Thousand (150,000) Shares (such number to be subject to adjustment in accordance with Section 10).

          (b) Option Price. Each Option Document shall state the Option Price
              ------------
which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ System, the last reported sale price thereof for the "Valuation Date" (as hereinafter defined), or, if the Common

Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the Valuation Date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not traded in a public market, Fair Market Value shall be determined in good faith by the Committee. For purposes of the determination of Fair Market Value under this Section 8(b), the Valuation Date shall be the immediately preceding business day unless the transaction with respect to which Fair Market Value is being determined occurs following the closing of the exchange, the NASDAQ System, NASDAQ or the financial reporting service, as applicable, in which case the Valuation Date shall be the date on which the transaction occurs.

          (c) Exercise. No Option shall be deemed to have been exercised prior
              --------
to the receipt by the Company of written notice of such exercise and (unless arrangements satisfactory to the Company have been made for payment through a broker in accordance with procedures permitted by Regulation P of the Federal Reserve Board) of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Act), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that
(a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that
(i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

          (d) Medium of Payment. Subject to the terms of the applicable Option
              -----------------
Document, an Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation P of the Federal Reserve Board. The Optionee may also exercise the Option in any manner contemplated by
Section 11. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate or certificates issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

          (e)  Termination of Options.
               ----------------------

               (i) No Option shall be exercisable after the first to occur of the following:

                          (A) Expiration of the Option term specified in the
Option Document, which, in the case of an ISO, shall not occur after (1) ten years from the date of grant, or (2) five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                          (B) Except to the extent otherwise provided in an
Optionee's Option Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of the Optionee's employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

                          (C) The date, if any, set by the Board of Directors as
an accelerated expiration date in the event of the liquidation or dissolution of the Company;

                          (D) The occurrence of such other event or events as
may be set forth in the Option Document as causing an accelerated expiration of the Option; or

                          (E) Except as otherwise set forth in the Option
Document and subject to the foregoing provisions of this Subsection 8(e), three months after the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or one year after such termination due to Optionee's Disability or death. With respect to this Subsection 8(e)(i)(E), the only Options that may be exercised during the three-month or one-year period, as the case may be, are Options which were exercisable on the last date of such employment or service and not Options which, if the Optionee were still employed or rendering service during such three-month or one-year period, would become exercisable, unless the Option Document specifically provides to the contrary. The terms of an executive severance agreement or other agreement between the Company and an Optionee, approved by the Committee, whether entered into prior or subsequent to the grant of an Option, which provide for Option exercise dates later than those set forth in Subsection 8(e)(i) shall be deemed to be Option terms approved by the Committee and consented to by the Optionee.

               (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

               (iii) Notwithstanding anything to the contrary contained in the Plan or an Option Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

          (f)  Transfers. No Option granted under the Plan may be transferred,
               ---------
except by will or by the laws of descent and distribution except as otherwise set forth in the Option Document or to the extent that the Committee otherwise determines.

          (g) Limitation on ISO Grants. To the extent that the aggregate fair
              ------------------------
market value of the shares of Common Stock (determined at the time the ISO is granted) with respect to which ISO's under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such ISO's shall, to the extent of such excess, be treated as Non-qualified Stock Options.

          (h) Other Provisions.  Subject to the provisions of the Plan, the
              ----------------
Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

          (i) Amendment.  Subject to the provisions of the Plan, the Committee
              ---------
shall have the right to amend any Option Document or Award Agreement issued to an Optionee or Award holder, subject to the Optionee's or Award holder's consent if such amendment is not favorable to the Optionee or Award holder, or if such amendment has the effect of changing an ISO to a Non-Qualified Stock Option, except that the consent of the Optionee or Award holder shall not be required for any amendment made pursuant to Subsection 8(e)(i)(C) or Section 9 of the Plan, as applicable.

     9.   Change of Control.  In the event of a Change of Control, the Committee
          -----------------
may take whatever actions it deems necessary or desirable with respect to any of the Options outstanding which need not be treated identically, including, without limitation, accelerating (a) the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees, and/or (b) the exercisability of the Option.

          A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:

              (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, any "person" (as hereinabove defined) acting on behalf of the Company as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any "person" (as hereinabove defined) who, on the date the Plan is effective, shall have been the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of or have voting control over shares of capital stock of the Company possessing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities) is or becomes the "beneficial owner" (as hereinabove defined), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

              (ii) during any period of not more than two consecutive years (not including any period prior to the date the Plan is effective), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a "person" (as hereinabove defined) who has entered into an agreement with the Company to effect a transaction described in clause (1), (iii) or (iv) of this Section 9) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

              (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other legal entity, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) (other than a "person" who, on the date the Plan is effective, shall have been the "beneficial owner" (as hereinabove defined) of or have voting control over shares of capital stock of the Company possessing more than twenty five percent (25%) of the combined voting power of the Company's then outstanding securities) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities;

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect); or

               (v) a "change of control" (as may hereinafter be defined by the Board of Directors for the express purposes of this Plan) has occurred.

     10.  Adjustments on Changes in Capitalization.
          ----------------------------------------

          (a) In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding Options, if the Company shall be reorganized, consolidated, or merged with another corporation or other legal entity, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his or her Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of Shares covered by his or her Option.

          (b) Any adjustment under this Section 10 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

          (c) The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

     11.  Stock Appreciation Rights (SARs).
          --------------------------------

          (a)  In General. Subject to the terms and conditions of the Plan, the
               ----------
Committee may, in its sole and absolute discretion, grant to an Optionee the right to surrender an Option to the Company, in whole or in part, and to receive in exchange therefor payment by the Company of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Option, or portion thereof, so surrendered (determined in the manner described in section 8(b) as of the date the SARs are exercised) over the exercise price to acquire such shares (which right shall be referred to as an "SAR"). Except as may otherwise be provided in an Option Document, such payment may be made, as determined by the Committee in accordance with subsection 11(c) below and set forth in the Option Document, either in shares of Common Stock or in cash or in any combination thereof.

          (b)  Grant. Each SAR shall relate to a specific Option granted under
               -----
the Plan and shall be granted to the Optionee concurrently with the grant of such Option by inclusion of appropriate provisions in the Option Document pertaining thereto. The number of SARs granted to an Optionee shall not exceed the number of shares of Common Stock which such Optionee is entitled to purchase pursuant to the related Option. The number of SARs held by an Optionee shall be reduced by (i) the number of SARs exercised under the provisions of the Option Document pertaining to the related Option, and (ii) the number of shares of Common Stock purchased pursuant to the exercise of the related Option.

          (c) Payment.  The Committee shall have sole discretion to determine
              -------
whether payment in respect of SARs granted to any Optionee shall be made in shares of Common Stock, or in cash, or in a combination thereof. If payment is made in Common Stock, the number of shares of Common Stock which shall be issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the Fair Market Value (as determined under section 8(b)) of a share of Common Stock on the exercise date exceeds the exercise price for shares covered by the related Option, by (ii) the Fair Market Value of a share of Common Stock on the exercise date of the SARs. No fractional share of Common Stock shall be issued on exercise of an SAR; cash may be paid by the Company to the individual exercising an SAR in lieu of any such fractional share. If payment on exercise of an SAR is to be made in cash, the individual exercising the SAR shall receive in respect of each share to which such exercise relates an amount of money equal to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the exercise price for shares covered by the related Option.

          (d) Limitations.  SARs shall be exercisable at such times and under
              -----------
such terms and conditions as the Committee, in its sole and absolute discretion, shall determine; provided, however, that an SAR may be exercised only at such times and by such individuals as the related Option under the Plan and the Option Agreement may be exercised.

     12.  Terms and Conditions of Awards. Awards granted pursuant to the Plan
          ------------------------------
shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee may from time to time require which are not inconsistent with the terms of the Plan.

          (a) Number of Shares.  Each Award Agreement shall state the number of
              ----------------
shares of Common Stock to which it pertains.

          (b) Purchase Price. Each Award Agreement shall specify the purchase
              --------------
price, if any, which applies to the Award. If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the date specified in the Award Agreement. A Grantee shall pay for Shares (i) in cash,
(ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

          (c) Grant. In the case of an Award which provides for a grant of
              -----
Shares without any payment by the Grantee, the grant shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the grant shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Shares granted pursuant to an Award shall be issued in the sole name of the Grantee. Notwithstanding the foregoing, as a precondition to a grant, the Company may require an acknowledgment by the Grantee as required with respect to Options under Section 8.

          (d) Conditions. The Committee may specify in an Award Agreement any
              ----------
conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company or an officer of the Company until such time as each and every condition has lapsed and that the Grantee be required, as a condition of the Award, to deliver to such escrow agent or Company officer stock powers covering the Award Shares duly endorsed by the Grantee. Unless otherwise provided in the Award Agreement, distributions made on Shares held in escrow will be deposited in escrow, to be distributed to the party becoming entitled to the Shares on which the distribution was made. Stock certificates evidencing Shares subject to conditions shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with an Award made under the Plan and that the Shares may not be sold or otherwise transferred.

          (e) Lapse of Conditions. Upon termination or lapse of each and every
              -------------------
forfeiture condition, if any, the Company shall cause certificates without the legend referring to the Company's repurchase right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee's surrender of the legended certificates held by him or her to the Company.

          (f) Rights as Stockholder. Upon payment of the purchase price, if any,
              ---------------------
for Shares covered by an Award and compliance with the acknowledgment requirement of subsection 12(c), the Grantee shall have all of the rights of a stockholder with respect to the Shares covered thereby, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

     13.  Amendment of the Plan. The Board of Directors of the Company may amend
          ---------------------
the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of Shares as to which Options may be granted or the maximum number of Shares as to which Options may be granted to any one employee during one fiscal year of the Company without obtaining approval, within twelve months before or after such action, by the stockholders in the manner required by applicable state law. Notwithstanding anything herein to the contrary, the Committee may, at its sole discretion, amend the Plan and any outstanding Option or Award to (i) eliminate any provision it determines is no longer required to comply with Rule 16b-3 as a result of revisions to Rule 16b-3 which are generally effective after the date the Plan is effective or (ii) provide the holder of the Option or Award an exemption from potential liability under Section 16(b) of the Exchange Act and the rules and regulations thereunder.

     14.  No Commitment to Retain. The grant of an Option or Award pursuant to
          -----------------------
the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Grantee as an employee, consultant or advisor of the Company or any Affiliate, as a member of the Board of Directors or in any other capacity.

     15.  Withholding of Taxes. In connection with any event relating to an
          --------------------
Option or Award, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or
(b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligations under the Plan shall be conditioned on the Optionee's or Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

     16.  Interpretation. The Plan is intended to enable transactions under the
          --------------
Plan with respect to directors to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Exchange Act.

                                                                           ANNEX

                                  AXIOM INC.
                             4000 MIDLANTIC DRIVE
                          MOUNT LAUREL, NJ 08054-5476

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Axiom Inc. (the "Company") hereby appoints Andrew P. Maunder, with full power of substitution, to act as attorney-in-fact and proxy for the undersigned and to vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of the Company to be held at the at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 24th Floor, Packard Building, 111 South 15th Street, Philadelphia, Pennsylvania 19102-2678, on Wednesday, March 24, 1999, at 10:00 a.m. (local time), and at any adjournment or postponement thereof, provided that said proxy is authorized and directed to vote as indicated with respect to the matters set forth on the opposite side of this Proxy.

     UNLESS OTHERWISE SPECIFIED, ALL SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES OF THE BOARD OF DIRECTORS; "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND SECTION 2-7 (RELATING TO ACTIONS AT STOCKHOLDERS MEETINGS GENERALLY),
SECTION 3-10 (RELATING TO REMOVAL OF DIRECTORS) AND ARTICLE X (RELATING TO AMENDMENTS OF THE BY-LAWS) OF THE COMPANY'S AMENDED AND RESTATED BYLAWS TO CHANGE THE AFFIRMATIVE VOTE REQUIRED TO APPROVE MATTERS COMING BEFORE MEETINGS OF THE COMPANY'S STOCKHOLDERS (OTHER THAN THE ELECTION OF DIRECTORS, WHO SHALL BE ELECTED BY A PLURALITY) FROM TWO-THIRDS OF ALL VOTES ENTITLED TO BE CAST AT SUCH MEETING (WHETHER OR NOT HOLDERS OF SUCH SHARES ARE PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING) TO A MAJORITY OF SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER, OR SUCH GREATER VOTE AS MAY BE REQUIRED BY APPLICABLE LAW; "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S 1997 STOCK INCENTIVE PLAN (THE "PLAN") TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANTS UNDER THE PLAN FROM 450,000 TO 2,000,000; "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO TELESCIENCES INC.; AND "FOR" THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR ENDING SEPTEMBER 30, 1999. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

                                     [X] MARK HERE FOR ADDRESS
                                 CHANGE AND NOTE ON REVERSE.

                                          (Please sign and date on reverse side)
--------------------------------------------------------------------------------

[X]  PLEASE MARK YOUR VOTES
     AS IN THIS EXAMPLE.

THE UNDERSIGNED HEREBY REVOKES ALL PREVIOUS PROXIES FOR THE MEETING AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF AXIOM INC.

1.   Election of Directors:     FOR all            AUTHORITY WITHHELD
                                nominees           (to vote all nominees)
                                  [__]                  [__]

NOMINEES: C. Thomas Faulders, III; Andrew P. Maunder; Robert B. Kelly; Sammy W. Pearson; Trevor Sokell; Michael G. Wilkinson

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

______________________________

2. The proposal to amend Section 2-7 (relating to actions at stockholders meetings generally), Section 3-10 (relating to removal of directors) and
     Article X (relating to amendments of the by-laws) of the Company's Amended and Restated Bylaws to change the affirmative vote required to approve matters coming before meetings of the Company's stockholders (other than the election of directors, who shall be elected by a plurality) from two-thirds of all votes entitled to be cast at such meeting (whether or not holders of such shares are present in person or represented by proxy at the meeting) to a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, or such greater vote as may be required by applicable law.

                        FOR         AGAINST      ABSTAIN
                        [__]        [__]         [__]

3. The proposal to amend the Company's 1997 Stock Incentive Plan (the "Plan") to increase the number of shares of Common stock available for grants under the Plan from 450,000 to 2,000,000.

                        FOR         AGAINST      ABSTAIN
                        [__]        [__]         [__]


4. The proposal to amend the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to [_____________];

                        FOR         AGAINST      ABSTAIN
                        [__]        [__]         [__]

5. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 1999.

                        FOR         AGAINST      ABSTAIN

                        [__]        [__]         [__]


IMPORTANT - PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


Signature(s):______________________             Date:____________


Signature(s):______________________             Date:____________


NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEARS IN ADDRESS. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLES AS SUCH AND, IF THE SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.